Exhibit 23.1:

Consent of Independent Registered Public Accounting Firm

Hudson Technologies, Inc.

Pearl River, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-129057, No. 333-164650, No.333-202955, No. 333-228971 and No. 333-239561) and Registration Statement on Form S-3 (No. 333-251646) of Hudson Technologies, Inc. of our report dated March 12, 2021 relating to the consolidated financial statements which appears in this Annual Report on Form 10-K.

/s/ BDO USA, LLP

Stamford, CT
March 12, 2021

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